                                                                    EXHIBIT 20.1

                        MONTHLY SERVICER'S CERTIFICATE
                             First USA Bank, N.A.

                      First NBC Credit Card Master Trust
                                 Series 1997-1

                    For the May 12, 1999 Determination Date
                          For the 21st Monthly Period

The undersigned, a duly authorized representative of First USA Bank, N.A., (the "Bank"), pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997 by and between the Bank, as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to the First National Bank of Commerce ("First NBC")) and The First National Bank of Chicago, as Trustee, does hereby certify as follows:

   1 Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

   2  First USA Bank, N.A. is Servicer under the Pooling and Servicing
      Agreement.

   3  The undersigned is a Servicing Officer.

   4 The date of this Certificate is May 12, 1999, which is a Determination Date under the Pooling and Servicing Agreement.

   5 The aggregate amount of Collections processed during the preceding Monthly Period [equal to 5(a) plus 5(b)] was $116,001,885

      (a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period the Collections of
          Finance Charge Receivables                         $ 12,133,713

      (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period the Collections of Principal
          Receivables was                                    $103,868,172

   6 The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was $885,374,714


   7 Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

   8 To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

      None.

   9 The amount, if any, by which the sum of the balance of the Excess Funding Account and the Aggregate Principal Receivables exceeds the Minimum Aggregate Principal Receivables required to be maintained pursuant to the
      Pooling and Servicing Agreement, is equal to           $170,950,601

  10 The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related Transfer Date is $0.00

 Monthly Servicer's Certificate
 Page 2  (all amounts in dollars except percentages)

  11    Monthly Period Trust Activity
 (a)    Trust Activity                                                         Total Trust
      ====================================================             ========================
        Beginning Aggregate Principal Receivables                                   876,662,326
        Beginning Excess Funding Account Balance                                              0
        Beginning Total Principal Balance                                           876,662,326
        Collections of Finance Charge Receivables                                    12,133,713
        Discount Percentage                                                                   0
        Discount Option Receivables Collections                                               0
        Net Recoveries                                                                        0
        Total  Collections of Finance Charge Receivables                             12,133,713
        Total Collections of Principal Receivables                                  103,868,172
        Net Default Amount                                                            3,519,987
        Minimum Aggregate Principal Receivables Balance                             700,000,000
        Ending Aggregate Principal Receivables                                      870,950,601
        Ending Excess Funding Account Balance                                                 0
        Ending Total Principal Balance                                              870,950,601

 (b)    Series Allocations                                                    Series 1997-1       Series 1998-1    All Series
      ====================================================             =======================================================
        Group Number                                                                          1               2
        Investor Interest                                                           300,000,000     400,000,000    700,000,000
        Adjusted Investor Interest                                                  300,000,000     400,000,000    700,000,000
        Principal Funding Account Balance                                                     0               0              0
        Minimum Transferor Interest                                                                                 60,966,542

 (c)    Group I Allocations                                                   Series 1997-1       Total Group I
      ====================================================             ========================================
        Investor Finance Charge Collections                                           4,152,242       4,152,242

        Investor Monthly Interest                                                     1,536,851       1,536,851
        Investor Monthly Fees (Servicing Fee)                                           375,000         375,000
        Investor Default Amounts                                                      1,204,564       1,204,564
        Investor Additional Amounts                                                           0               0
        Total                                                                         3,116,415       3,116,415

        Reallocated Investor Finance Charge Collections                               4,152,242       4,152,242
        Available Excess                                                              1,035,827       1,035,827

  12    Series 1997-1 Certificates
                                                                              Series 1997-1         All Other     Transferor's
 (a)    Investor/Transferor Allocations                        Trust            Interest             Series         Interest
      ========================================================================================================================
        Beginning Investor/Transferor Amounts               876,662,326             300,000,000     400,000,000    176,662,326
        Beginning Adjusted Investor Interest                876,662,326             300,000,000     400,000,000
        Floating Investor Percentage                          100.00000%             34.220702%       45.627602%
        Fixed Investor Percentage                               0.00000%               0.00000%         0.00000%
        Collections of Finance Chg. Receivables              12,133,713               4,152,242       5,536,322
        Collections of Principal Receivables                103,868,172              35,544,417      47,392,556
        Net Default Amount                                    3,519,987               1,204,564       1,606,086

        Ending Investor/Transferor Amounts                  870,950,601             300,000,000     400,000,000    170,950,601

 Monthly Servicer's Certificate
 Page 3  (all amounts in dollars except percentages)

                                                                                                   Collateral
 (b)    Monthly Period Funding Requirements                   Class A            Class B            Interest         Total
      ========================================================================================================================
        Principal Funding Account                                     0                       0               0              0
        Principal Funding Investment Proceeds                         0                       0               0              0
        Withdrawal from Reserve Account                               0                       0               0              0
        Available Reserve Account Amount                              0                       0               0              0
        Required Reserve Account Amount                               0                       0               0              0

        Coupon                                                  6.15000%               6.35000%         5.52625%       6.14740%
        Floating Investor Percentage                           29.60091%               2.39545%         2.22435%      34.22070%
        Fixed Investor Percentage                                     0                       0               0              0
        Investor Monthly Interest                             1,329,938                 111,125          95,788      1,536,851
        Overdue Monthly Interest                                      0                       0               0              0
        Additional Interest                                           0                       0               0              0
        Total Interest Due                                    1,329,938                 111,125          95,788      1,536,851
        Investor Default Amounts                              1,041,948                  84,319          78,297      1,204,564
        Investor Monthly Fees                                   324,375                  26,250          24,375        375,000
        Investor Additional Amounts                                   0                       0               0              0
        Total Due                                             2,696,261                 221,694         198,460      3,116,415

                                                                                                   Collateral
 (c)    Certificates - Balances and Distributions             Class A            Class B            Interest         Total
      ========================================================================================================================
        Beginning Investor Interest                         259,500,000              21,000,000      19,500,000    300,000,000
        Monthly Principal-Prin. Funding Account                       0                       0               0              0
        Principal Payments                                            0                       0               0              0
        Interest Payments                                     1,329,938                 111,125          95,788      1,536,851
        Total Payments                                        1,329,938                 111,125          95,788      1,536,851
        Ending Investor Interest                            259,500,000              21,000,000      19,500,000    300,000,000

 (d)    Information regarding Payments in respect of the Class A Certificates
        (per $1,000 original certificate principal amount)
        1.  Total Payment                                                                                             5.125000
        2.  Amount of Payment in respect of Class A                                                                   5.125000
            Monthly Interest
        3.  Amount of Payment in respect of Class A                                                                          0
            Overdue Monthly Interest
        4.  Amount of Payment in respect of Class A                                                                          0
            Additional Interest
        5.  Amount of Payment in respect of Class A                                                                          0
            Principal

 (e)    Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
        1.  Total amount of Class A Investor Charge-Offs                                                                     0
        2.  Amount of Class A Investor Charge-Offs per                                                                       0
            $1,000 original certificate principal amount
        3.  Total amount reimbursed in respect of Class A                                                                    0
            Investor Charge-Offs
        4.  Amount reimbursed in respect of Class A
            Investor Charge-Offs per $1,000 original
            principal amount                                                                                                 0
        5.  The amount, if any, by which the outstanding
            Principal Balance of the Class A
            Certificates exceeds the Class A Adjusted
            Investor Interest after giving effect to all
            transactions on such Distribution Date                                                                           0

 (f)    Information regarding Payments in respect of the Class B Certificates
        (per $1,000 original certificate principal amount)
        1.  Total Payment                                                                                             5.291667
        2.  Amount of Payment in respect of Class B                                                                   5.291667
            Monthly Interest
        3.  Amount of Payment in respect of Class B                                                                          0
            Overdue Monthly Interest
        4.  Amount of Payment in respect of Class B                                                                          0
            Additional Interest
        5.  Amount of Payment in respect of Class B                                                                          0
            Principal

 Monthly Servicer's Certificate
 Page 4  (all amounts in dollars except percentages)

 (g)    Amount of reductions in Class B Investor Interest pursuant to clauses (c), (d) and (e)
        of the definition of Class B Investor Interest
        1.  Amount of reductions in Class B Investor                                                                         0
            Interest
        2.  Amount of reductions in Class B Investor
            Interest per $1,000 original certificate
            principal amount                                                                                                 0
        3.  Total amount reimbursed in respect of                                                                            0
            reductions of Class B Investor Interest
        4.  Amount reimbursed in respect of reductions of
            Class B Investor Interest per
            $1,000 original certificate principal amount                                                                     0
        5.  The amount, if any, by which the outstanding
            Principal Balance of the Class B
            Certificates exceeds the Class B Investor
            Interest after giving effect to all
            transactions on such Distribution Date                                                                           0

 (h)    Information regarding Distribution in respect of the Collateral Interest
        1.  Total distribution                                                                                        4.912222
        2.  Amount of distribution in respect of                                                                      4.912222
            Collateral Monthly Interest
        3.  Amount of distribution in respect of                                                                             0
            Collateral Overdue Interest
        4.  Amount of distribution in respect of                                                                             0
            Collateral Monthly Principal

 (i)    Amount of reductions in Collateral Interest pursuant to clauses (c), (d) and (e)
        of the definition of Collateral Interest
        1.  Amount of reductions in Collateral Interest                                                                      0
        2.  Total amount reimbursed in respect of                                                                            0
            reductions of Collateral Interest

 (j)    Application of Reallocated Investor Finance Charge Collections
        1.  Class A Available Funds                                                                                  3,591,689

            a.  Class A Monthly Interest                                                                             1,329,938
            b.  Class A Overdue Monthly Interest                                                                             0
            c.  Class A Additional Interest                                                                                  0
            d.  Class A Servicing Fee                                                                                  324,375
            e.  Class A Investor Default Amount                                                                      1,041,948

        f.   Excess Spread                                                                                             895,429

        2.  Class B Available Funds                                                                                    290,657

            a.  Class B Monthly Interest                                                                               111,125
            b.  Class B Overdue Monthly Interest                                                                             0
            c.  Class B Additional Interest                                                                                  0
            d.  Class B Servicing Fee                                                                                   26,250

            e.  Excess Spread                                                                                          153,282

        3.  Collateral Holder Available Funds                                                                          269,896

            a.  Excess Spread                                                                                          269,896

        4.  Total Excess Spread                                                                                      1,318,606

 Monthly Servicer's Certificate
 Page 5  (all amounts in dollars except percentages)

 (k)    Application of Excess Spread and Excess Finance
        Charge Collections Allocated to Series 1997-1
        1.  Beginning Excess Spread                                                                                  1,318,606
        2.  Excess Finance Charge Collections                                                                                0
        3.  Applied to fund Class A Required Amount                                                                          0
        4.  Unreimbursed Class A Investor Charge-Offs                                                                        0
        5.  Applied to fund Class B Required Amount                                                                     84,319
        6.  Reductions of Class B Investor Interest                                                                          0
            treated as Available Principal Collections
        7.  Applied to Collateral Monthly Interest and                                                                  95,788
            unpaid Collateral Monthly Interest
        8.  Applied to Collateral Interest Servicing Fee                                                                24,375
            and any overdue Collateral Interest Servicing Fee
        9.  Collateral Investor Default Amount treated as                                                               78,297
            Available Principal Collections
        10. Reductions of Collateral Interest treated as                                                                     0
            Available Principal Collections
        11. Deposit to Reserve Account (if required)                                                                         0
        12. Applied to other amounts owed to Collateral                                                                      0
            Interest Holder
        13. Balance to constitute Excess Finance Charge                                                              1,035,827
            Collections for other series

  13    Trust Performance
 (a)    Delinquencies
        1.  30-59 days                                                                                              12,224,971
        2.  60-89 days                                                                                               7,508,889
        3.  90 days and over                                                                                        15,596,295
        4.  Total 30+ days delinquent                                                                               35,330,155

 (b)    Base Rate
            a.  Current Monthly Period                                                                                 8.14740%
            b.  Prior Monthly Period                                                                                   8.13627%
            c.  Second Prior Monthly Period                                                                            8.08808%
 (c)        Three Month Average Base Rate                                                                              8.12392%

 (d)    Portfolio Yield (gross portfolio yield less net
        defaults)
            a.  Current Monthly Period                                                                                11.79071%
            b.  Prior Monthly Period                                                                                  13.77647%
            c.  Second Prior Monthly Period                                                                           15.64093%
 (e)    Three Month Average Portfolio Yield                                                                           13.73604%

 (f)    Excess Spread  Percentage
            a.  Current Monthly Period                                                                                 4.14331%
            b.  Prior Monthly Period                                                                                   6.14020%
            c.  Second Prior Monthly Period                                                                            8.05285%

 (g)    Three Month Average Excess Spread Percentage                                                                   6.11212%

 (h)    Monthly Payment Rate (total collections/beginning                                                             13.23222%
        aggregate principal receivables)

 (i)    Portfolio Adjusted Yield                                                                                       3.64331%

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 12th day of May

                                       First USA Bank, N.A., as Servicer

                                       By:  /s/ TRACIE KLEIN
                                       ----------------------------------------
                                       Name:  Tracie Klein
                                       Title: First Vice President